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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-121087, 33-49726, 333-02374, 333-34766,
33-64106 and 333-104551) of Stewart Enterprises, Inc. of our report dated January 15, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 15, 2007 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
January 16, 2007

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